Numbeer, Inc., Parent Company of Fort Worth’s Good Earth Energy Conservation, Inc., files Preliminary Information Statement with the Securities and Exchange Commission

FORT WORTH, TEXAS, November 11, 2013 (OTCQB: NUMB) – Fort Worth’s Numbeer, Inc. (the “Company”) has filed a preliminary Information Statement (Schedule 14C) with the Securities and Exchange Commission (“SEC”) to notify all its shareholders that the Company’s Board of Directors (the “Board”) and shareholders holding a majority of our outstanding voting capital stock have authorized Amended and Restated Articles of Incorporation (the “Amended Articles”) of the Company to amend the Company’s Articles of Incorporation to (1) increase its authorized capital stock to 110,000,000 shares, of which 100,000,000 will be designated Common Stock and 10,000,000 will be designated Preferred Stock; (2) effect a forward split such that every one share of Common Stock issued and outstanding immediately prior to filing of the Amended Articles shall be converted into that number of shares of Common Stock obtained by dividing each share of Common Stock by 0.39733333; (3) change the name of the Company to “eFLEETS Corporation”; and (4) authorize the Board to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the Nevada Revised Statutes, to establish from time to time the number of shares to be included in each such series, and to fix the designation, power, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof.

The Company’s preliminary Information Statement is still in review process with the SEC. Once the review is completed, the Company will file the Amended Articles with the Nevada Secretary of State twenty (20) days after the definitive Information Statement is mailed to the Company’s shareholders.

The change of the Company’s name to “eFLEETS Corporation” will better reflect the Company’s business plan following its reverse acquisition of Good Earth Energy Conservation, Inc. on May 22, 2013.

The Company’s stock symbol will remain “NUMB” on an interim basis, until the Company’s name change is effected and a new symbol is approved.

For more details of the above transaction, please refer to the Company’s preliminary Information Statement (Schedule 14C) filed with the SEC on September 26, 2013.

About Numbeer, Inc. and Good Earth Energy Conservation, Inc.

The Company, through its wholly-owned subsidiary, Good Earth Energy Conservation, Inc., founded in 2006 and headquartered in Fort Worth, Texas, is focused on the design, development, assembly and sale of all-electric fleet vehicles for the essential services market, including traffic control/parking enforcement, security, small package delivery, military, maintenance, airport services, warehouses, and other comparable utility applications. The Company’s electric vehicles offer a zero-emission, high performance, low-maintenance and affordable alternative to meeting the specific needs of fleet vehicles in the essential services market.

The Company’s 3-wheeled Firefly® ESV is engineered and built entirely in the United States. The Firefly uses the longer life cycle lithium iron phosphate battery that has an eight-hour charger compatible with a standard 110v or 220v outlet. The Firefly® is capable of up to 60+ and 90+ miles per charge (extended range model) and performance speeds of up to 45 mph. The basic design of the Firefly® also permits tailoring to the specific requirements of the varying market segments within the essential services market. The vehicle’s modular design will facilitate the export of vehicle kits which can be easily assembled and sold in emerging markets, such as China and other international markets.

For more information about the Company, please visit http://www.FireFlyESV.com

Forward-Looking Safe Harbor Statement:

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. By their nature, forward-looking statements and forecasts involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the near future.  Those statements include statements regarding the intent, belief or current expectations of Good Earth Energy Conservation, Inc. and members of their respective management as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Good Earth Energy Conservation, Inc. undertakes no obligation to update or revise forward-looking statements to reflect changed conditions.

Company Contact:

James R. Emmons

President & CEO

Numbeer, Inc.

james.emmons@goodearthec.com

817-616-3161 x 102